_________________________________________________________________
_________________________________________________________________
__________________________



                      NPC MANAGEMENT, INC.
             (assignee of NPC International, Inc.)



                 up to $60,000,000 Senior Notes




     ______________________________________________________

               Amended and restated Master Shelf
                    And Assumption Agreement
    _______________________________________________________




              Dated effective as of March 26, 1997



_________________________________________________________________
_________________________________________________________________
__________________________

                       Table of Contents
                    (not part of Agreement)
                                                             Page

1.   AUTHORIZATION OF ISSUE OF ORIGINAL SHELF NOTES;
     ISSUANCE OF REPLACEMENT NOTES - 2 -
     1A.  Authorization of Issue of Original Shelf Notes.   - 2 -
     1B.  Issuance of Replacement Notes.                    - 2 -
     1C.  Authorization of Assumption of Original Shelf Notes and
          Issueof Additional Shelf Notes.                   - 2 -

2.   ASSUMPTION OF ORIGINAL SHELF NOTES; INITIAL CLOSING.   - 3 -
     2A.  Assumption of Original Shelf Notes.               - 3 -
     2B.  Initial Closing.                                  - 3 -

3.   PURCHASE AND SALE OF NEW SHELF NOTES                   - 3 -
     3A.  Facility                                          - 3 -
     3B.  Issuance Period                                   - 3 -
     3C.  Periodic Spread Information                       - 4 -
     3D.  Request for Purchase                              - 4 -
     3E.  Rate Quotes                                       - 5 -
     3F.  Acceptance                                        - 5 -
     3G.  Market Disruption                                 - 5 -
     3H.  Closing                                           - 6 -
     3I.  Fees                                              - 6 -

4.   CONDITIONS OF INITIAL CLOSING.                         - 8 -
     4A.  Certain Documents.                                - 8 -
     4B.  Representations and Warranties; No Default.       - 9 -
     4C.  Proceedings.                                      - 9 -

5.   CONDITIONS OF CLOSING WITH RESPECT TO NEW SHELF NOTES - 10 -
     5A.  Certain Documents                                - 10 -
     5B.  Representations and Warranties; No Default       - 11 -
     5C.  Purchase Permitted by Applicable Laws            - 11 -
     5D.  Proceedings.                                     - 11 -

6.   PREPAYMENTS.                                          - 11 -
     6A.  Required Prepayments                             - 11 -
     6B.  Optional Prepayment With Yield-Maintenance Amount- 12 -
     6C.  Notice of Optional Prepayment                    - 12 -
     6D.  Application of Prepayments.                      - 12 -
     6E.  Retirement of Notes.                             - 12 -
7.   AFFIRMATIVE COVENANTS                                 - 13 -
     7A.  Financial Statements                             - 13 -
     7B.  Inspection of Property                           - 15 -
     7C.  Covenant to Secure Notes Equally                 - 15 -
     7D.  Subsidiary Guarantors.                           - 16 -
     7E.  Compliance with Laws, Etc.                       - 16 -
     7F.  Maintenance of Insurance.                        - 16 -
     7G.  Maintenance of Properties, Etc.                  - 16 -
     7H.  Corporate Existence                              - 17 -
     7I.  Claims for Labor and Materials                   - 17 -

8.   NEGATIVE COVENANTS                                    - 17 -
     8A.  Consolidated Net Worth Requirement.              - 17 -
     8B.  Consolidated Fixed Charge Requirement            - 17 -
     8C.  Lien, Debt, and Other Restrictions               - 17 -
     8D.  Interest and Rents Coverage.                     - 23 -

9.   EVENTS OF DEFAULT                                     - 23 -
     9A.  Acceleration                                     - 23 -
     9B.  Rescission of Acceleration                       - 26 -
     9C.  Notice of Acceleration or Rescission             - 26 -
     9D.  Other Remedies.                                  - 26 -

10.  REPRESENTATIONS, COVENANTS AND WARRANTIES.            - 27 -
     10A. Organization; Qualification; Corporate Authority.- 27 -
     10B. Financial Statements.                            - 27 -
     10C. Conflicting Agreements and Other Matters.        - 28 -
     10D. Governmental Consent.                            - 28 -
     10E. Enforceability.                                  - 28 -
     10F. Actions Pending                                  - 28 -
     10G. Outstanding Debt.                                - 29 -
     10H. Title to Properties                              - 29 -
     10I. Taxes.                                           - 29 -
     10J. Offering of Notes                                - 29 -
     10K. Use of Proceeds.                                 - 29 -
     10L. ERISA                                            - 30 -
     10M. Disclosure.                                      - 30 -
     10N. Investment Company Act.                          - 30 -
     10O. Public Utility Holding Company Act.              - 31 -
     10P. Environmental Compliance                         - 31 -
     10Q. Funded Debt Agreements.                          - 31 -
     10R. Hostile Tender Offers                            - 31 -
     10S. Subsidiaries.                                    - 31 -
11.  REPRESENTATIONS OF THE PURCHASER.                     - 31 -
     11A. Nature of Purchase                               - 31 -
     11B. Source of Funds                                  - 31 -

12.  DEFINITIONS AND ACCOUNTING TERMS.                     - 32 -
     12A. Certain Defined Terms.                           - 32 -
     12B. Accounting Principles, Terms and Determinations  - 42 -

13.  MISCELLANEOUS.                                        - 42 -
     13A. Note Payments.                                   - 42 -
     13B. Expenses.                                        - 42 -
     13C. Consent to Amendments.                           - 43 -
     13D. Form, Registration, Transfer and Exchange of Notes;
          Lost Notes.                                      - 43 -
     13E. Persons Deemed Owners; Participations.           - 44 -
     13F. Survival of Representations and Warranties; Entire
          Agreement.                                       - 44 -
     13G. Successors and Assigns.                          - 44 -
     13H. Disclosure to Other Persons; Confidentiality.    - 44 -
     13I. Notices.                                         - 45 -
     13J. Descriptive Headings.                            - 45 -
     13K. Satisfaction Requirement.                        - 45 -
     13L. Governing Law.                                   - 46 -
     13M. Integration.                                     - 46 -
     13N. Maximum Interest Payable.                        - 46 -
     13O. Counterparts; Fax.                               - 47 -
     13P. Payments Due on Non-Business Days                - 47 -
     13Q. Agreement of NPC International and its Subsidiaries.- 47 -




Information Schedule

Exhibit A -- Form of Note
Exhibit B -- Form of Request to Purchase
Exhibit C -- Form of Confirmation of Acceptance
Exhibit D-1A -- Form of Shook, Hardy & Bacon Opinion
Exhibit D-1B -- Form of Opinion of Company's Counsel
Exhibit D-2A -- Form of Shook, Hardy & Bacon Opinion
Exhibit D-2B -- Form of Opinion of Company's Counsel
Exhibit E -- Guaranty Agreement
Exhibit F -- Sharing Agreement
Schedule 8C(2)  -- Existing Funded Debt
Schedule 10C -- List of Agreements Restricting Debt
Schedule 10S -- List of Subsidiaries
                      AMENDED AND RESTATED
              MASTER SHELF AND ASSUMPTION AGREEMENT

          This AMENDED AND RESTATED MASTER SHELF AND ASSUMPTION AGREEMENT (the "Agreement") is entered into May 8, 1997, but is agreed effective as of March 26, 1997, between NPC Management, Inc., a Delaware corporation (the "Company"), and The Prudential Insurance Company of America ("Prudential").

                           WITNESSETH

          WHEREAS, NPC International, Inc., a Kansas corporation ("NPC International"), and Prudential have entered into that certain Amended and Restated Master Shelf Agreement dated as of June 9, 1994 (Restated as of June 29, 1995) (the "Original Note Agreement") pursuant to which NPC International issued and sold to Prudential its senior notes with the interest rates and maturities as described therein in the aggregate original principal amount of $30,000,000 (collectively, the "Original Shelf Notes");

          WHEREAS, in connection with a corporate restructuring (the "Restructuring"), and by its execution and delivery hereof, NPC International hereby assigns to the Company, and by its execution and delivery hereof, the Company assumes, effective as of the Initial Date of Closing (as hereinafter defined), all of the obligations and liabilities of NPC International existing immediately prior to such assignment under the Original Note Agreement and all Original Shelf Notes (all such obligations and liabilities collectively, the "Assumed Obligations");

          WHEREAS, the Company has determined that it is in its best interest to assume the Assumed Obligations and has voluntarily requested that Prudential, and Prudential has agreed to, restructure, rearrange and renew the Assumed Obligations and the obligations of Prudential under the Original Shelf Agreement into obligations hereunder;

          WHEREAS, the transfer of assets and liabilities from NPC International to the Company, as well as certain other actions incident to the Restructuring, would constitute an Event of Default under the Original Note Agreement;

          WHEREAS, as partial consideration for Prudential's agreement to consent to the Restructuring and for other good and valuable consideration (i) the Company agrees, and Prudential agrees, to amend and restate the Original Note Agreement as hereinafter set forth, and (ii) each of the Guarantors (hereinafter defined) will guarantee the payment of the Original Shelf Notes and any Notes issued by the Company in replacement thereof or otherwise pursuant hereto.

          NOW, THEREFORE, to accomplish the matters contemplated by the immediately preceding recitals and in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Note Agreement is hereby amended and restated in its entirety as follows:

          1. AUTHORIZATION OF ISSUE OF ORIGINAL SHELF NOTES; ISSUANCE OF REPLACEMENT NOTES1. AUTHORIZATION OF ISSUE OF ORIGINAL SHELF NOTES; ISSUANCE OF REPLACEMENT NOTES1. AUTHORIZATION OF ISSUE OF ORIGINAL SHELF NOTES; ISSUANCE OF REPLACEMENT NOTES

          1A. Authorization of Issue of Original Shelf Notes.. Authorization of Issue of Original Shelf Notes.. Authorization of Issue of Original Shelf Notes. Pursuant to the Original Note Agreement, NPC International has previously authorized, issued and delivered the Original Shelf Notes in the aggregate original principal amount of $30,000,000; dated the respective dates of issue thereof; to mature on the dates, to bear interest on the respective unpaid balances thereof from the respective dates thereof at the respective rates per annum and to have such other particular terms as are specified in such Original Shelf Notes. The term "Original Shelf Notes" as used herein shall include each Original Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Original Shelf Note pursuant to any such provision.

          1B. Issuance of Replacement Notes.. Issuance of Replacement Notes.. Issuance of Replacement Notes. Upon the request of any Purchaser of the Original Shelf Notes, the Company agrees to execute and deliver to such Purchaser, in replacement of one or more of the Original Shelf Notes executed by NPC International and now outstanding, one or more Notes registered in the name of Prudential or another Purchaser or that of Prudential's or such others Purchaser's nominee, as Prudential or such other Purchaser shall request, in the aggregate principal amount equal to the aggregate principal amount of the Original Shelf Notes so exchanged. No Purchaser shall be under any obligation to request the issuance of such replacement notes and, in the event that no such request is made, the existing Original Shelf Notes shall remain valid and binding obligations of the Company by virtue of its assumption under paragraph 2A below.

          1C.   Authorization  of Assumption  of  Original  Shelf
Notes and Issue
of Additional Shelf Notes.. Authorization of Assumption of Original Shelf Notes and Issueof Additional Shelf Notes.. Authorization of Assumption of Original Shelf Notes and Issueof Additional Shelf Notes. The Company has authorized the assumption of the Original Shelf Notes in the aggregate original principal amount of $30,000,000 and will authorize the issue of additional senior promissory notes in the aggregate principal amount of $30,000,000 (collectively called the "New Shelf Notes" and individually called a "New Shelf Note" which, along with the Original Shelf Notes and any Notes of the Company issued in replacement thereof, are herein referred to as the "Shelf Notes"); to be dated the date of issue thereof; to mature, in the case of each New Shelf Note so issued, no more than 9 years after the date of original issuance thereof; to have an average life, in the case of each New Shelf Note so issued, of no more than 7 years after the date of original issuance thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such New Shelf Note delivered pursuant to paragraph 3F; and to be substantially in the form of Exhibit A attached hereto. The term "New Shelf Notes" as used herein shall include each New Shelf Note delivered pursuant to this Agreement and each New Shelf Note delivered in substitution or exchange therefor. Shelf Notes which have (a) the same final maturity, (b) the same installment payment dates,
(c) the same installment payment amounts (as a percentage of the original principal amount of each Note), (d) the same interest rate, (e) the same interest payment periods, and (f) the same original date of issuance are herein called a "Series" of Shelf Notes.
          2. ASSUMPTION OF ORIGINAL SHELF NOTES; INITIAL CLOSING.. ASSUMPTION OF ORIGINAL SHELF NOTES; INITIAL CLOSING.. ASSUMPTION OF ORIGINAL SHELF NOTES; INITIAL CLOSING.
          2A. Assumption of Original Shelf Notes.. Assumption of Original Shelf Notes.. Assumption of Original Shelf Notes. Effective upon the Initial Date of Closing (as hereinafter defined), the Company hereby expressly assumes the due and punctual payment of the principal of, Yield-Maintenance Amount, if any, and interest on all the Original Shelf Notes according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions to be performed by NPC International under the Original Note Agreement, as such agreement is amended and restated hereby. In connection with such assumption, NPC International is hereby released from its obligations as primary obligor under the Original Note Agreement and the Original Shelf Notes. Nothing is this paragraph 2A, however, shall affect the obligations of NPC International under the Guaranty Agreement.

          2B. Initial Closing.. Initial Closing.. Initial Closing. To evidence the assumption contemplated by paragraph 2A and in furtherance thereof, on May 8, 1997, or any other date upon which the Company and Prudential may mutually agree (the "Initial Closing" or "Initial Date of Closing"), the Company and each Guarantor shall execute and deliver the documents contemplated by this Agreement.

          3.    PURCHASE AND SALE OF NEW SHELF NOTES.    PURCHASE
AND  SALE  OF  NEW SHELF NOTES.  PURCHASE AND SALE OF  NEW  SHELF
NOTES.

          3A. Facility. Facility. Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of New Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of New Shelf Notes, together with the willingness of Prudential to maintain the $30,000,000 aggregate principal amount of outstanding Original Shelf Notes (constituting an aggregate principal amount of $60,000,000) is herein called the "Facility". At any time, the aggregate principal amount stated in the preceding sentence, minus the original principal amount of Original Shelf Notes stated in paragraph 1A, minus the aggregate principal amount of New Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Shelf Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the
"Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NEW SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS
UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NEW SHELF NOTES OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NEW SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

          3B. Issuance Period. Issuance Period. Issuance Period. New Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) June 29, 1997 and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of New Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which New Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

          3C. Periodic Spread Information. Periodic Spread Information. Periodic Spread Information. Not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase New Shelf Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase New Shelf Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 3C in its sole discretion.

          3D. Request for Purchase. Request for Purchase. Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of New Shelf Notes (each such request being herein called a "Request for
Purchase"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall (i) specify the aggregate principal amount of New Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made,
(ii) specify the principal amounts, final maturities, installment payment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the New Shelf Notes covered thereby, (iii) specify the use of proceeds of such New Shelf Notes, (iv) specify the proposed Closing Day of the purchase and sale of such New Shelf Notes, which shall be a Business Day during the Issuance Period not less than 5 Business Days and not more than 20 Business Days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such New Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 10 are true on and as of the date of such Request for Purchase except to the extent of changes caused by the transactions herein contemplated and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

          3E. Rate Quotes. Rate Quotes. Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 3D, Prudential may provide (by telephone promptly thereafter confirmed by telecopier, in each case no earlier than 9:30 A.M. and no later than 1:30 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, installment payment schedules, and interest payment periods of New Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such New Shelf Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such New Shelf Notes at 100% of the principal amount thereof.

          3F. Acceptance. Acceptance. Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 3E or in the event that due to conditions in the market place it shall not be feasible to hold such interest rate quotes open 30 minutes, such shorter period as Prudential may specify to the Company at the time such interest rate quotes are provided to the Company (such period herein called the "Acceptance Window"), the Company may, subject to paragraph 3G, elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the New Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the New Shelf Notes (each such Shelf Note being herein called an "Accepted Shelf Note") as to which such acceptance (herein called an
"Acceptance") relates. The day the Company notifies an Acceptance with respect to any Accepted Shelf Notes is herein called the "Acceptance Day" for such Accepted Shelf Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of New Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 3G and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Shelf Notes at 100% of the principal amount of such New Shelf Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Shelf Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance").

          3G. Market Disruption. Market Disruption. Market Disruption. Notwithstanding the provisions of paragraph 3F, if Prudential shall have provided interest rate quotes pursuant to paragraph 3E and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 3F there shall occur a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic public market for U.S. Treasury securities or derivatives thereof, then such interest rate quotes shall expire, and no purchase or sale of New Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 3G are applicable with respect to such Acceptance.

          3H.  Closing.  Closing.  Closing.

          3H(i) Closings -- Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Shelf Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, at 2200 Ross Ave., Suite 4200E, Dallas, Texas 75201, the Accepted Shelf Notes to be purchased by such Purchaser in the form of a one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Shelf Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such New Shelf Notes.

          3H(ii) Rescheduled Closings -- If the Company fails to tender to any Purchaser the Accepted Shelf Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Shelf Notes as provided above in this paragraph 3H, or any of the conditions specified in paragraph 5 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify such Purchaser in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day")), and certify to such Purchaser that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 5 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 3I(iii) or
     (ii) such closing is to be canceled as provided in paragraph 3I(iv). In the event that the Company shall fail to give such notice referred to in the preceding sentence, such Purchaser may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in paragraph 3I(iv).

          3I.  Fees.     Fees.     Fees.

          3I(i)      Facility Fee -- At the time of the execution
of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the "Facility Fee") in an amount equal to $30,000.

          3I(ii) Issuance Fee -- The Company will pay to Prudential in immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day in an amount equal to 0.25% (25/100ths of 1%) of the aggregate principal amount of New Shelf Notes sold on such Closing Day.

          3I(iii) Delayed Delivery Fee -- If the closing of the purchase and sale of any Accepted Shelf Note is delayed for any reason beyond the original Closing Day for such Accepted Shelf Note, the Company will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Shelf Notes and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "Delayed Delivery Fee") calculated as follows:

                   (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Shelf Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Shelf Notes having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the originally scheduled Closing Day with respect to such Accepted Shelf Note (in the case of the first such Delayed Delivery Fee payment with respect to such Accepted Shelf Note) or from and including the date of the next preceding Delayed Delivery Fee payment (in the case of any subsequent Delayed Delivery Fee payment with respect to such Accepted Shelf
Note) to but excluding the date of such Delayed Delivery Fee payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Shelf Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Shelf Note on any day other than the Closing Day for such Accepted Shelf Note, as the same may be rescheduled from time to time in compliance with paragraph 3H.

          3I(iv) Cancellation Fee -- If the Company at any time notifies the Purchasers in writing that the Company is canceling the closing of the purchase and sale of any Accepted Shelf Note, or if the Purchasers notify the Company in writing under the circumstances set forth in the last sentence of paragraph 3H that the closing of the purchase and sale of such Accepted Shelf Note is to be canceled, or if the closing of the purchase and sale of such Accepted Shelf Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company will pay the Purchasers in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                            PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as reasonably determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as reasonably determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Shelf Note by
(b) such bid price; and "PA" has the meaning ascribed to it in paragraph 3I(iii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

          4. CONDITIONS OF INITIAL CLOSING.. CONDITIONS OF INITIAL CLOSING.. CONDITIONS OF INITIAL CLOSING. Prudential's obligation to execute and deliver this Agreement is subject to the satisfaction, prior to or at the Initial Closing, of the following conditions:

          4A.   Certain  Documents.. Certain Documents..  Certain
Documents.   Prudential shall have received the  following,  each
dated the date of the Initial Date of Closing:

          (i) The replacement Note(s), if any, requested by each applicable Purchaser pursuant to paragraph 1B.

          (ii) Certified copies of the resolutions of the Board of Directors of NPC International approving the Restructuring and all of the documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Restructuring.

          (iii) Certified copies of the resolutions of the Board of Directors of the Company approving the assumption of the Original Shelf Notes, this Agreement and the Notes, and all documents evidencing other necessary corporate action and government approvals, if any, with respect to the assumption of the Original Shelf Notes, this Agreement and the Notes.

          (iv) Certified copies of the resolutions of each Board of Directors (or other governing body) of each Guarantor approving the execution and delivery of the Guaranty
     Agreement and all documents evidencing other necessary corporate, company, or partnership action and governmental approvals, if any, with respect to the Guaranty Agreement.

          (v)   A  certificate of the Secretary or  an  Assistant
     Secretary of the Company certifying the names and true signatures of the Authorized Officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (vi)  A  certificate of the Secretary or  an  Assistant
     Secretary of each Guarantor certifying the names and true signatures of the officers of each Guarantor authorized to sign the Guaranty Agreement and the other documents to be delivered hereunder or thereunder;

          (vii)      Certified  copies  of  the  Certificate   of
     Incorporation and By-laws of the Company.

          (viii)      Certified  copies  of   the   Articles   of
     Incorporation and By-laws of NPC International.

          (ix) A favorable opinion of Shook, Hardy & Bacon, special counsel to the Company satisfactory to Prudential and substantially in the form of Exhibit D-1A attached hereto and as to such other matters as Prudential may reasonably request and a favorable opinion of David G. Short, General Counsel of the Company, satisfactory to Prudential and substantially in the form of Exhibit D-1B attached hereto and as to such matters as Prudential may reasonably request. The Company hereby directs each such counsel to deliver such opinion and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (x) Good standing certificates for the Company and NPC International from the Secretary of State of Delaware and Kansas, respectively, dated of a recent date and such other evidence of the status of the Company and NPC International as Prudential may reasonably request.

          (xi) The Guaranty Agreement in substantially the form of Exhibit E attached hereto and the Sharing Agreement in substantially the Form of Exhibit F attached hereto.

          (xii)      Certified  copies  of  the  Certificate   of
     Incorporation and By-laws (or other applicable charter or organizational documents) of each Guarantor (other than NPC
     International).

          (xiii) Good standing certificates for each Guarantor from the Secretary of State of their respective state of incorporation or organization, as applicable, dated as of a recent date.

          (xiv) Copies of the agreements constituting the Bank Facility as each has been amended as of the date hereof.

          (xv) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transaction contemplated hereby as may be reasonably requested by Prudential.

          4B. Representations and Warranties; No Default.. Representations and Warranties; No Default.. Representations and Warranties; No Default. The representations and warranties contained in paragraph 10 shall be true on and as of such Initial Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Initial Date of Closing no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Initial Date of Closing, to both such effects.

          4C. Proceedings.. Proceedings.. Proceedings. All corporate, company, partnership and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to Prudential, and Prudential shall have received all such counterpart originals or certified or other copies of such documents as Prudential may reasonably request.

          5. CONDITIONS OF CLOSING WITH RESPECT TO NEW SHELF NOTES5. CONDITIONS OF CLOSING WITH RESPECT TO NEW SHELF NOTES5. CONDITIONS OF CLOSING WITH RESPECT TO NEW SHELF NOTES. The obligation of any Purchaser to purchase and pay for any Accepted Shelf Notes is subject to the satisfaction, on or before the Closing Day for such Accepted Shelf Notes, of the following conditions:

          5A.   Certain  Documents.  Certain Documents.   Certain
Documents.   Such  Purchaser shall have received  the  following,
each dated the date of the applicable Closing Day:

          (i) The Accepted Shelf Note(s) to be purchased by such Purchaser.

          (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Accepted Shelf Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Accepted Shelf Notes.

          (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the Authorized Officers of the Company authorized to sign this Agreement and the Accepted Shelf Notes and the other documents to be delivered hereunder.

          (iv)   Certified   copies   of   the   Certificate   of
     Incorporation and By-laws of the Company.

          (v)   A  favorable  opinion of Shook,  Hardy  &  Bacon,
     special   counsel  to  the  Company  satisfactory  to   such
     Purchaser  and  substantially in the form  of  Exhibit  D-2A attached hereto and as to such other matters as such Purchaser may reasonably request and a favorable opinion of David G. Short, General Counsel of the Company, satisfactory to such Purchaser and substantially in the form of Exhibit D-2B attached hereto and as to such matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the
     issuance   and  sale  of  any  Accepted  Shelf  Notes   will
     constitute   a   reconfirmation  of  such   direction,   and
     understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (vi) A good standing certificate for the Company from the Secretary of State of Delaware dated of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

          (vii) Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports of a recent date listing all effective financing statements which name the Company or any Guarantor (under its present name and previous names) as debtor and which are filed in the offices of the Secretaries of State of Kansas, Texas and such other states in which a "chief executive office" (as such term is used in the Uniform Commercial Code) is located as may be reasonably requested, with copies of such financing statements.

          (viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby including, without limitation, documents or certificates similar to those required by paragraph 4 hereof, as may be reasonably requested by such Purchaser.

          5B. Representations and Warranties; No Default5B. Representations and Warranties; No Default5B. Representations and Warranties; No Default. The representations and warranties contained in paragraph 10 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

          5C. Purchase Permitted by Applicable Laws5C. Purchase Permitted by Applicable Laws5C. Purchase Permitted by Applicable Laws. The purchase of and payment for the Accepted Shelf Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation,
Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

          5D. Proceedings.. Proceedings.. Proceedings. All corporate, company, partnership and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to Prudential, and Prudential shall have received all such counterpart originals or certified or other copies of such documents as Prudential may reasonably request.

          6. PREPAYMENTS.. PREPAYMENTS.. PREPAYMENTS. Any Accepted Shelf Notes shall be subject to prepayment with respect to any required prepayments set forth in such Accepted Shelf Notes as provided in paragraph 6A and with respect to the optional prepayments permitted by paragraph 6B. The Original Shelf Notes shall be subject to prepayment with respect to the required prepayments specified in the Original Shelf Notes, as provided in paragraph 6A, and the optional prepayments permitted by paragraph 6B.

          6A. Required Prepayments. Required Prepayments. Required Prepayments. Until the Original Shelf Notes shall have been paid in full, the Company shall apply to the prepayment of the Original Shelf Notes, without premium, such principal amounts, together with interest thereon to the prepayment dates, as set forth in the Original Shelf Notes. The remaining outstanding principal amount(s) of the Original Shelf Notes, together with interest accrued thereon, shall become due and payable on the maturity date(s) set forth in the Original Shelf Notes. The Shelf Notes of each Series shall be subject to required prepayments, if any, set forth in the Shelf Notes of such Series.

          6B. Optional Prepayment With Yield-Maintenance Amount. Optional Prepayment With Yield-Maintenance Amount. Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of Notes pursuant to this paragraph 6B shall be applied in the case of the Original Shelf Notes, in satisfaction of the required payments of principal in inverse order of their scheduled due dates and, in the case of the partial prepayment of a Series of Shelf Notes, in satisfaction of required payments of principal in inverse order of their scheduled due dates.

          6C. Notice of Optional Prepayment6C. Notice of Optional Prepayment6C. Notice of Optional Prepayment. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 6B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, specifying the aggregate principal amount of either the Original Shelf Notes or the Series of Shelf Notes to be prepaid on such date, identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 6B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 6B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Information Schedule attached hereto or by notice in writing to the Company.

          6D. Application of Prepayments.. Application of Prepayments.. Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Original Shelf Notes or any Series Shelf Notes, the amount to be prepaid shall be applied pro rata to all outstanding Original Shelf Notes or any Series Shelf Notes, as the case may be (including, for the purpose of this paragraph 6D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or NPC International or any of their Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 6A or 6B), according to the respective unpaid principal amounts thereof. The amounts so prepaid on each outstanding Note shall be credited against the last maturing installment or installments of principal then remaining unpaid on such Note.

          6E. Retirement of Notes.. Retirement of Notes.. Retirement of Notes. The Company and NPC International shall not, and shall not permit any of their Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 6A or 6B or upon acceleration of such final maturity pursuant to paragraph 9A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company, NPC International or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company, NPC International or any of their Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 6D.

          7.    AFFIRMATIVE  COVENANTS.   AFFIRMATIVE  COVENANTS.
AFFIRMATIVE COVENANTS. During the Issuance Period and thereafter so long as any Note shall remain unpaid, the Company covenants as follows:

          7A.   Financial  Statements.     Financial  Statements.
Financial Statements. The Company covenants that it will deliver to each Significant Holder in triplicate:

          (i) as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, consolidated statements of shareholder's equity and consolidated statements of cash flows of NPC International and its Subsidiaries (including the Company) for the period from the beginning of the current fiscal year to the end of such quarterly period, and consolidated balance sheets of NPC International and its Subsidiaries (including the Company) as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or as of the end of such corresponding period, as applicable, in the preceding fiscal year, all in reasonable detail and certi fied by an authorized financial officer of NPC International, subject to changes resulting from year-end adjustments; provided, however, that, so long as such delivery is made within the time requirement set forth above in this clause (i), delivery pursuant to clause (iv) below of copies of the Quarterly Report on Form 10-Q of NPC International for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

          (ii) as soon as practicable and in any event within 50 days after the end of each quarterly period in each fiscal year (or, at the Company's option, more frequently), balance sheets at the end of each fiscal quarter and income statements for the period from the beginning of the current fiscal year to the end of such fiscal quarter for each material operating division of NPC International (whether incorporated or not), setting forth in each case in comparative form figures as of the end of the corresponding period or for the corresponding period, as applicable, in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of NPC International as fairly presenting the financial condition and operations of such divisions in accordance with prior practices of NPC International consistently applied; provided, however, that, so long as such delivery is made within the time requirement set forth above in this clause
     (ii), it is agreed and acknowledged that the continued delivery of the financial statements currently provided by NPC International in its director packages shall be deemed to satisfy the requirements of this clause (ii);

          (iii)      as  soon  as practicable and  in  any  event
     within 95 days after the end of each fiscal year, consolidated statements of income, shareholder's equity and cash flows of NPC International and its Subsidiaries (including the Company) for such year, and a consolidated balance sheet of NPC International and its Subsidiaries (including the Company) as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holders and certified to NPC International by independent public accountants of recognized national standing selected by NPC International whose certificate shall be in scope and substance satisfactory to the Required Holders; provided, however, that, so long as such delivery is made within the time requirement set forth above in the clause (iii), delivery pursuant to clause (iv) below of copies of the Annual Report on Form 10-K of NPC International for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (iii);

          (iv) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as NPC International shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which NPC International files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (v) promptly upon receipt thereof, a copy of each other report submitted to the boards of directors of NPC
     International (or any executive committee thereof) or any Subsidiary (including the Company) by independent accountants in connection with any annual, interim or special audit made by them of the books of NPC International or any Subsidiary (including the Company);

          (vi) promptly after the filing or receiving thereof, copies of all reports and notices which NPC International or any Subsidiary (including the Company) files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which NPC International or any Subsidiary (including the Company) receives from such corporation;

          (vii) promptly after receipt of notice thereof by the Company or NPC International or after the Company or NPC International obtains knowledge thereof, notice of any default under any Franchise Agreement and any notice received by the Company or NPC International pursuant to
     Article XXI. C. of the existing Franchise Agreement (or any similar provision of any Franchise Agreement hereafter entered into by the Company or NPC International or any Subsidiary) of any Franchise Agreement in effect on the Date of Closing;

          (viii) promptly from time to time, a written report of any change in the list of Subsidiaries set forth on Schedule
10S attached hereto; and

          (ix) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or NPC International or any of their Subsidiaries as such Significant Holder may reasonably request.

     Together with each delivery of financial statements required by clauses (i) and (iii) above the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company, NPC International and their Subsidiaries with the provisions of paragraph 8 and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specify ing the nature and period of existence thereof and what action the Company or NPC International, as applicable, proposes to take with respect thereto. Together with each delivery of financial statements required by clause (iii) above, the Company shall cause to be delivered to each Significant Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such consolidated financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company also covenants that forthwith upon the President or Chief Financial Officer or principal accounting officer of the Company obtaining knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company or NPC International, as applicable, propose to take with respect thereto.

          7B. Inspection of Property. Inspection of Property. Inspection of Property. The Company and NPC International will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company, NPC International and their Subsidiaries, to examine the corporate books and financial records of the Company, NPC International and their Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of each such company and their independent public accountants (and by this provision each of the Company and NPC International authorizes their accountants to discuss with such Person the finances and affairs of the Company, NPC International and their Subsidiaries), all at such reasonable times with reasonable notice and as often as such Significant Holder may reasonably request.

          7C. Covenant to Secure Notes Equally. Covenant to Secure Notes Equally. Covenant to Secure Notes Equally. The Company covenants that if the Company, NPC International or any Subsidiary shall create or assume any Lien upon any of their property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 8C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 13C), the Company will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. In the event the Company shall propose to secure the Notes pursuant to this paragraph, the mortgage or other instrument creating such Lien shall be satisfactory in form and substance (including without limitation the portion thereof pertaining to the release of the collateral secured thereby and the application of the proceeds from the sale or other disposition of such collateral) to the Required Holders.

          7D. Subsidiary Guarantors.. Subsidiary Guarantors.. Subsidiary Guarantors. The Company and NPC International shall immediately cause each Subsidiary hereafter created or acquired by the Company, NPC International or any Subsidiary to provide to each Purchaser the following: (a) a Joinder Agreement, (b) all documents, agreements and other instruments described in paragraph 4A(iv), (vi), (ix), (xii) and (xiii) with respect to such Subsidiary; and (c) all information regarding the condition (financial or otherwise), business and operations of such Subsidiary as any Purchaser may reasonably request. It is agreed and understood that the agreement of the Company under this paragraph 7D to cause any Subsidiary to provide to each Purchaser a Joinder Agreement is a condition precedent to the execution of this Agreement and that the entry into this Agreement by Prudential constitutes good and adequate consideration for the provision of such Joinder Agreement.

          7E. Compliance with Laws, Etc.. Compliance with Laws, Etc.. Compliance with Laws, Etc. The Company and NPC International will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders the noncompliance with which could result in a material adverse effect on the Company, NPC International or any of their Subsidiaries, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property; provided, that neither the Company, NPC International nor such Subsidiary shall be required to pay any such taxes, assessments or governmental charges if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company, NPC International or such Subsidiary or any material interference with the use thereof by the Company, NPC International or such Subsidiary, and (ii) the Company, NPC International or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

          7F.   Maintenance  of  Insurance..     Maintenance   of
Insurance.. Maintenance of Insurance. The Company, NPC International and each Subsidiary will maintain insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies of similar size operating similar businesses, and upon the written request of any Significant Holder, and together with each delivery of financial statements under clause (iii) of paragraph 7A, the Company will deliver an Officer's Certificate specifying the details of such insurance in effect.

          7G. Maintenance of Properties, Etc.7G. Maintenance of Properties, Etc.7G. Maintenance of Properties, Etc. The Company and NPC International will maintain and preserve, and cause each Subsidiary to maintain and preserve, to the extent that a failure to so maintain or preserve would have a material adverse effect on the Company, NPC International or any Subsidiary's business, property or assets (i) all of their properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and (ii) all of their rights, title, licenses, trademarks and other permits used or useful in the conduct of their business; provided, however, that NPC International may effect the Skipper's Sale.

          7H.   Corporate  Existence7H.   Corporate  Existence7H.
Corporate  Existence.   The Company, NPC International  and  each
Subsidiary shall maintain its corporate, partnership or company existence, as applicable.

          7I. Claims for Labor and Materials. Claims for Labor and Materials. Claims for Labor and Materials. The Company and NPC International will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company, NPC International or such Subsidiary; provided that neither the Company, NPC International nor any Subsidiary shall be required to pay any such account payable or claim if either
(i)(a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company, NPC International or such Subsidiary or any material interference with the use thereof by the Company, NPC
International or such Subsidiary, and (b) the Company, NPC International or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto or (ii) the failure to pay any such account payable or claim would not have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company, NPC International and their Subsidiaries taken as a whole.

          8.    NEGATIVE COVENANTS. NEGATIVE COVENANTS.  NEGATIVE
COVENANTS. During the Issuance Period and thereafter so long as any Note shall remain unpaid, the Company covenants as follows:

          8A. Consolidated Net Worth Requirement.. Consolidated Net Worth Requirement.. Consolidated Net Worth Requirement. NPC International will not permit Consolidated Net Worth at any time to be less than the sum of (i) $83,000,000 plus
(ii) an amount equal to 50% of Consolidated Net Earnings (without reduction for any deficit in Consolidated Net Earnings for any quarterly fiscal period) for the period from and after December
31, 1996 to and including the date of determination thereof, computed on a cumulative basis for such period.

          8B. Consolidated Fixed Charge Requirement. Consolidated Fixed Charge Requirement. Consolidated Fixed Charge Requirement. NPC International will not permit Consolidated Net Income Available for Fixed Charges for the four fiscal quarters most recently ended as of the date of determination, at any time to be less than 200% of Fixed Charges as of the last day of the fiscal quarter most recently ended as of the date of determination.

          8C.   Lien,  Debt,  and  Other Restrictions.      Lien,
Debt, and Other Restrictions. Lien, Debt, and Other Restrictions.
The Company and NPC International will not and will not permit any Subsidiary to:

          8C(1) Liens -- Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 7C), except

               (i) Liens for taxes or governmental charges and liens securing claims or demands of mechanics and materialmen provided that the payment is not at the time required by paragraph 7E or 7I;

               (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

               (iii) survey exceptions which, when taken as a whole, would not have a material adverse effect on the Company, NPC International and the Subsidiaries, taken as a whole;

               (iv)   Liens on property or assets of a Subsidiary
          to   secure  obligations  of  such  Subsidiary  to  the
          Company, NPC International or another Subsidiary;

               (v) Liens existing on property acquired by the Company, NPC International or any Subsidiary at the time such property is acquired or Liens existing on property of a Person immediately prior to such Person being consolidated with or merged into the Company, NPC International or a Subsidiary or such Person becoming a Subsidiary provided that (x) no such Lien shall have been created or assumed in contemplation of such acquisition, consolidation or merger or such Person's becoming a Subsidiary, (y) each such Lien shall at all times be confined solely to the property so acquired, and (z) any Debt secured by such Liens shall be within the applicable limitations of paragraph 8C(2)(a); and

               (vi) other Liens on the property of the Company, NPC International and all Subsidiaries, provided that
          (a) the aggregate amount of (I) Debt secured by such Liens plus (II) Debt of Subsidiaries (collectively, "Priority Debt") does not exceed at any time an amount equal to 20% of Consolidated Net Worth and (b) all such Debt shall be within the applicable limitations of paragraph 8C(2)(a).

          8C(2)     Debt -- (a)  Create, incur, assume or in  any
     manner be or become liable in respect of any Debt, except

               (i) Funded Debt of NPC Management represented by the Notes;

               (ii) Funded Debt of each Guarantor represented by the Guaranty Agreement;

               (iii)  Debt  existing  on  the  date  hereof   and
          described   on   Schedule  8(C)(2)   attached   hereto,
          including, in the case of any Guarantor, any  Permitted
          Guaranty Debt in respect of such Debt;

               (iv) Debt of the Company to any Guarantor and Debt
of  any  Guarantor  to the       Company or any other  Guarantor;
provided  that, such Debt is incurred when no  Event           of
Default or Default exists or would result therefrom; and

               (v)   additional   Debt  of   the   Company,   NPC
International  and their Subsidiaries;        provided  that  (x)
the   aggregate   amount  of  all  Debt  of  the   Company,   NPC
International   and   their   Subsidiaries   (determined   on   a
consolidated  basis) shall not           exceed at  any  time  an
amount equal to (1) prior to March 31, 1998 three and one-fourth (3.25) times Pro Forma EBITDA, and (2) thereafter, three
(3.0) times Pro          Forma EBITDA, in each case for the  four
fiscal   quarters  immediately  preceding  the          date   of
determination, and (y) in the case of Priority Debt, such Debt is within the applicable limitations of paragraphs 8C(1) and 8C(4).

     (b) Any entity which becomes a Subsidiary after the date hereof shall for all purposes of this Agreement be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt of such entity existing immediately after it becomes a Subsidiary.

     8C(3) Loans, Advances, Investments and Contingent Liabilities -- Make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Company, NPC International or any Subsidiary may

               (i) make or permit to remain outstanding loans or advances to any Subsidiary as permitted by paragraph 8C(2)(iv) and enter into and perform NPC International's obligations under the Indemnification Agreements,

               (ii) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary,

               (iii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company, NPC International or any Subsidiary,

               (iv) own, purchase or acquire prime commercial paper and certificates of deposit of United States commercial banks (having capital surplus in excess of $250,000,000), in each case due within one year from the date of purchase and payable in the United States in United States dollars, and obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, and repurchase agreements of such banks for terms of less than one year in respect of the foregoing certificates and obligations,

               (v) own, purchase or acquire securities issued by state and local governments (or subdivisions thereof) maturing in twelve months or less from the date of acquisition by the Company, NPC International or any Subsidiary which securities at the time of acquisition thereof by the Company, NPC International or such Subsidiary are rated AA or better by Standard & Poor's Corporation or AA or better by Moody's Investors Service, Inc.,

               (vi) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business,

               (vii)   make or permit to remain outstanding loans
          to officers and employees of the Company and NPC International pursuant to the Executive Loan Program in an aggregate amount not to exceed $1,500,000 outstanding at any time that are approved by the Audit Committee of the Board of Directors of NPC International,

               (viii) promissory notes and other receivables arising from the sale of goods and services or other assets; provided that the aggregate outstanding amounts of such notes and receivables shall not at any time exceed $7,500,000, and

               (ix) make or permit to remain outstanding loans or advances to, or guarantee, endorse or otherwise be or become contingently liable in connection with the obligations, stock or dividends of, or own, purchase or acquire stock, obligations or securities of, any other Person, provided that the aggregate principal amount of such loans and advances, plus the aggregate amount of such contingent liabilities, at any time outstanding for the Company, NPC International and all Subsidiaries shall not exceed an amount equal to 10% of Consolidated Net Worth.

          8C(4) Subsidiary Debt. The Company and NPC International will not permit Subsidiaries to create, incur or assume or in any manner be or become liable in any respect of any Debt (other than Permitted Guaranty Debt), if the aggregate amount of Priority Debt of the Company, NPC International and Subsidiaries would exceed an amount equal to twenty percent (20%) of Consolidated Net Worth.

          8C(5) Sale of Stock and Debt of Subsidiaries -- Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company, NPC International or another Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company, NPC International and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of NPC International) at the time of sale of the shares of stock and Debt so sold, provided that the assets of such Subsidiary could be sold within the limitations of paragraph 8C(6) and that the earnings of such Subsidiary shall not have constituted more than 5% of Consolidated Net Earnings for any of the three fiscal years then most recently ended, and provided further that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Companies and all Subsidiaries are simultaneously being sold as permitted by this paragraph 8C(5)) or any Debt of the Company or NPC International; provided, however, that NPC International may effect the Skipper's Sale.

          8C(6) Merger and Sale of Assets -- Merge or consolidate with or into any other Person or during any 12 month period, sell, lease, transfer or otherwise dispose of any assets which in the aggregate have a book value in excess of 5% of the consolidated assets of the Company, NPC International and all Subsidiaries to any Person (determined as of the end of the fiscal year immediately preceding the date of such sale or disposition), except that

               (i)   any Subsidiary (other than the Company)  may
merge  into NPC           International or into any one  or  more
other Subsidiaries;

               (ii)  any Subsidiary (other than the Company)  may
be consolidated with          any other Subsidiary;

               (iii) any Guarantor may sell, lease, transfer or otherwise dispose of any of its assets to the Company or any other Guarantor, and the Company may sell, lease, transfer or otherwise dispose of any of its assets (other than any Franchise Agreement or interest therein) to any Guarantor, and

               (iv) any Subsidiary (other than the Company) may sell, or otherwise dispose of all or substantially all of its assets subject to the conditions specified in paragraph 8C(5) with respect to a sale of the stock of such Subsidiary.

     provided, in each of the cases described in the preceding clauses, that immediately thereafter and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing. No other provision in this Agreement
(including, without limitation, any provision in this Agreement relating to restricted investments or transactions with affiliates) shall prohibit the Company or any Guarantor from selling, transferring, conveying, leasing, or assigning any assets (including, without limitation, financial assets) to the extent such sale, transfer, conveyance, lease or assignment is permitted under paragraph 8(C)(6)(iii).

          8C(7)     Sale or Discount of Receivables -- Sell  with
     recourse, or discount or otherwise sell for less than face value thereof, any of their notes or accounts receivable.

          8C(8) Transactions with Affiliates -- Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease property (other than shares of stock of NPC International) to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Substantial Stockholder, or (ii) any corporation (except a Subsidiary) in which a Substantial Stockholder, the Company or NPC International (either directly or through Subsidiaries) own 5% or more of the outstanding voting stock of such corporation except that (a) any Substantial Stockholder may be a director, officer or employee of the Company, NPC International or any Subsidiary and may be paid reasonable compensation in connection therewith and (b) such acts and transactions prohibited by this paragraph 8C(8) may be performed or engaged in if upon terms not less favorable to the Company, NPC International or any Subsidiary than if no relationship described in clause (i) and (ii) above existed. The provisions of this paragraph 8C(8) shall not apply to transactions with stockholders initiated prior to September 26, 1989 and which have been reported to the Securities and Exchange Commission or loans to stockholders permitted by paragraph 8C(3)(vi).

          8C(9)      Intangible Assets  --  (a) The  Company  and
     NPC International will not and will not permit any Subsidiary to enter into, assume or otherwise be bound or obligated under any agreement creating or evidencing Debt or any agreement executed and delivered in connection with any Debt containing one or more Intangible Asset Covenants unless prior written consent to such agreement shall have been obtained pursuant to paragraph 13C; provided, however, in the event the Company, NPC International or any Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such agreement without the prior written consent of the Required Holders, the terms of this Agreement shall without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Intangible Asset Covenant contained in such agreement. The Company and NPC International further covenant to promptly execute and deliver at its expense an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Intangible Asset Covenants provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 8C(9), but shall merely be for the convenience of the parities hereto.

          (b) For the purposes of this Agreement, the term "Intangible Asset Covenant" shall mean (i)(A) any affirmative or negative covenant or similar restriction applicable to the Company, NPC International or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) or (B) any provision which permits the holder of Debt of the Company, NPC International or any Subsidiary to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise require the Company, NPC International or any Subsidiary to purchase such Debt prior to its stated maturity and (ii) such provision provides for a financial covenant or default the calculation of which involves as a specific component thereof the level of intangible assets of the Company, NPC International or any Subsidiary.

               8D.   Interest and Rents Coverage.. Interest and  Rents
     Coverage..       Interest  and  Rents  Coverage.    The   Company
     covenants that, on the last day of each fiscal quarter, the ratio of (a) consolidated Pro Forma EBITDA plus the consolidated operating lease rental expense of NPC International and its Subsidiaries to (b) Fixed Charges will be not less than 1.5 to 1.0, for the period consisting of the four (4) consecutive fiscal quarters ending on the date of such determination. For purposes of determining whether the entering into of any lease results in a breach of this paragraph 8D, the Company shall make the calculation required under the paragraph 8D, as of the date such lease is entered into on the assumption that the rental expense that is expected to be incurred during the twelve-month period following the entering into of the lease was incurred during the twelve-month period ending on the date of such calculation.

               9.    EVENTS OF DEFAULT.  EVENTS OF DEFAULT.  EVENTS OF
     DEFAULT.

               9A. Acceleration. Acceleration. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

               (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

               (ii) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the date due; or

               (iii) the Company or any Guarantor defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Guarantor fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event of default thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event of default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Guarantor) prior to any stated maturity or the Company or any Guarantor fails to pay any guaranty in accordance with its terms, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Guarantor) shall occur and be continuing exceeds $2,500,000; or

          (iv)  any  representation or warranty made  by  the  Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this
     Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company or NPC International fails to perform or observe any term, covenant or agreement contained in paragraphs 6C, 6D or 8 (other than paragraph 8C(8)) and such failure shall not be remedied within 5 Business Days after any officer of the Company or NPC International obtains actual knowledge thereof; or

          (vi) the Company or NPC International fails to perform or observe any other agreement, covenant, term or condition contained herein including paragraph 8C(8) and such failure shall not be remedied within 30 days after any officer of the Company or NPC International obtains actual knowledge thereof; or

          (vii)      the  Company or any Guarantor  takes  any  action
     or fails to take action which results in the loss of any franchise agreement, license or other permit which would preclude the Company or NPC International from operating such franchise under the name "Pizza Hut", and such loss materially adversely affects the business operations or profitability of the Company or NPC International; or

          (viii)      the   Company   or  any   Guarantor   makes   an
     assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (ix) any decree or order for relief in respect of the Company or any Guarantor is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt (with respect to the bankruptcy or insolvency of the Company or any Guarantor), dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdic tion; or

          (x) the Company or any Guarantor petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Guarantor, or of any substantial part of the assets of the Company or any Guarantor, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Guarantor) relating to the Company or any Guarantor under the Bankruptcy Law of any other jurisdiction; or

          (xi)  any  such  petition or application is  filed,  or  any such proceedings are commenced, against the Company or any Guarantor and the Company or such Guarantor by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or NPC International decreeing the dissolution of the Company or NPC International and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) any order, judgment or decree is entered in any proceedings against the Company or any Guarantor decreeing a split-up of the Company or such Guarantor which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Guarantor whose assets represent a substantial part, of the consolidated assets of NPC International and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Guarantor, which shall have contributed a substantial part of the Consolidated Net Earnings for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiv) any judgment or order, or series of judgments or orders, for the payment of money in an amount in excess of $2,500,000 (exclusive of any amount covered by insurance and with respect to which the insurer has assumed responsibility in writing) is rendered against the Company or any Guarantor and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

          (xv) any Termination Event with respect to a Plan shall have occurred, and, within 30 days after the occurrence thereof, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $2,500,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

          (xvi)       the  Company,  NPC  International  or   any   of
     their   ERISA   Affiliates  as  employer  under  a  Multiemployer
     Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $2,500,000;

then  (a)  if  such event is an Event of Default specified  in  clause
(i) or (ii) of this paragraph 9A, any holder of any Note subject to such a payment default may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of such Notes held by such holder to be, and all of such Notes held by such holder shall thereupon be and become, immediately due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b)
if  such  event  is  an Event of Default specified in  clause  (viii),
(ix), (x), (xi) or (xii) of this paragraph 9A with respect to the Company or NPC International, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is any other Event of Default, the Required Holder(s) of the Notes of
any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together  with  the  Yield-Maintenance Amount, if  any,  with  respect to  each  Note  of  such Series, without presentment, demand,  protest or notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon any declaration pursuant to this paragraph 9A only if (I) the event whose occurrence permits such declaration is an Event of Default specified in any of clauses (i) to (vi), inclusive, of this paragraph 9A, (II) the Required Holders of the Notes of any
Series which shall have been accelerated shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention to declare the Notes held by such Required Holders (or all of the Notes of such Series) to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration, and (III) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

          9B. Rescission of Acceleration. Rescission of Acceleration. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable  pursuant  to  paragraph 9A, the Required  Holder(s)  may,  by
notice   in   writing  to  the  Company,  rescind   and   annul   such
declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and
Yield-Maintenance  Amount,  if  any,  payable  with  respect  to   any
Notes  which  have  become  due  otherwise  than  by  reason  of  such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 13C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent
Event   of   Default   or  Default  or  impair   any   right   arising
therefrom.

          9C.   Notice  of  Acceleration or  Rescission.    Notice  of
Acceleration or Rescission. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 9A or any such declaration shall be rescinded and annulled pursuant to paragraph 9B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

          9D. Other Remedies.. Other Remedies.. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by
exercising  such  remedies  as  are  available  to  such   holder   in
respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          10. REPRESENTATIONS, COVENANTS AND WARRANTIES.. REPRESENTATIONS, COVENANTS AND WARRANTIES.. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants:

          10A.   Organization;  Qualification;  Corporate  Authority..
Organization;        Qualification;       Corporate        Authority..
Organization; Qualification; Corporate Authority. The Company is a corporation duly organized, validly existing and in good
standing   under  the  laws  of  the  State  of  Delaware;  and   each
Guarantor   is   duly  organized,  validly  existing   and   in   good
standing under the laws of the jurisdiction in which it is incorporated or organized. The Company has and each Guarantor has the corporate, company or partnership power, as applicable, to own its respective property and to carry on its respective
business   as   now  being  conducted,  and  the  Company   and   each
Guarantor is duly qualified as a foreign corporation, company or partnership, as applicable, to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

          10B. Financial Statements.. Financial Statements.. Financial Statements. The Company has furnished Prudential with the following financial statements, identified by a principal financial officer of NPC International: (i) a consolidated balance sheet of NPC International and its Subsidiaries (including the Company) as at the last day of each of the three fiscal years of NPC International most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days  prior  to  such  date  for  which audited  financial  statements have  not  been  released)  and  consolidated  statements  of  income, stockholders' equity and cash flows of NPC International and its Subsidiaries (including the Company) for each such year, all reported on by Ernst & Young; and (ii) a consolidated balance sheet of NPC International and its Subsidiaries (including the
Company) as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, stockholders' equity and cash flows for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by NPC International. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of NPC International and its Subsidiaries (including the Company) required to be shown in accordance with such principles. The balance sheets fairly present the condition of NPC International and its Subsidiaries (including the Company) as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of NPC International and its Subsidiaries (including the Company) and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), or operations of the Company, NPC International and their Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

          10C. Conflicting Agreements and Other Matters.. Conflicting Agreements and Other Matters.. Conflicting Agreements and Other Matters. Neither the Company nor any Guarantor is a party to any contract or agreement or subject to any  charter  or  other  corporate restriction  which  materially  and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or  the  Notes,  nor  the offering, issuance and sale  of  the  Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Guarantor pursuant to, the charter, by-laws or organizational documents of the Company or any Guarantor or any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Guarantor is subject. Neither the Company nor any Guarantor is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Guarantor, any
agreement   relating  thereto  or  any  other  contract  or  agreement
(including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 10C attached hereto.

          10D. Governmental Consent.. Governmental Consent.. Governmental Consent. Neither the nature of the Company or of any Guarantor, nor any of their respective businesses or properties, nor any relationship between the Company or any
Guarantor   and   any   other   Person,  nor   any   circumstance   in
connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Date of Closing with the
Securities   and   Exchange   Commission   and/or   state   Blue   Sky
authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the
Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

          10E.           Enforceability..             Enforceability..
Enforceability. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

          10F. Actions Pending. Actions Pending. Actions Pending. There is no action, suit, investigation or proceeding pending  or,  to  the  knowledge of the  Company,  threatened  against the Company or any Guarantor, or any properties or rights of the Company or any Guarantor, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition or operations of the Company and the Guarantors taken as a whole. There is no action, suit, investigation or proceeding pending or threatened against the Company or any Guarantor which purports to affect the validity or enforceability of this Agreement or any Note.

          10G. Outstanding Debt.. Outstanding Debt.. Outstanding Debt. Neither the Company nor any Guarantors has
outstanding any Debt except as permitted by paragraphs 8C(2) and 8C(4). There exists no default under the provisions of any
instrument   evidencing  such  Debt  or  of  any  agreement   relating
thereto.

          10H. Title to Properties. Title to Properties. Title to Properties. The Company has and each Guarantor has good and marketable title to substantially all of its respective real properties (other than properties which it leases) and good title to substantially all of their other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 10B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 8C(1). The Company and each Guarantor enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of their respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets. All leases necessary in any material respect for the conduct of the respective businesses of the Company and the Guarantors are valid and subsisting and are in full force and effect.

          10I.  Taxes..    Taxes..    Taxes.   The  Company  has   and
each  Guarantor  has  filed all Federal, State and  other  income  tax returns which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles. Federal income tax returns of NPC International have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended on March 30, 1993.

          10J. Offering of Notes. Offering of Notes. Offering of Notes. Neither the Company, NPC International nor any agent acting on their behalf has, directly or indirectly, offered the Notes or any similar security of the Company or NPC International or the Guaranty Agreement or any similar security of any
Guarantor for sale to, or solicited any offers to buy the Notes or any similar security of the Company or NPC International or any Guarantor or any similar security of a Guarantor from, or otherwise approached or negotiated with respect thereto with, any
Person other than institutional investors, and neither the Company, NPC International nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          10K.  Use  of  Proceeds..    Use  of  Proceeds..    Use   of
Proceeds. Neither the Company nor any Guarantor owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the  proceeds  of  the  sale of any Notes will be  used,  directly  or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation G, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation G. Neither the Company, any Guarantor nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          10L. ERISA. ERISA. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been, or is expected by the Company, any Guarantor or any Affiliate to be, incurred with respect to any Plan (other than a Multiemployer Plan) by the
Company  or  any  Guarantor which is or would  be  materially  adverse to the Company and the Guarantors taken as a whole. Neither the Company nor any Guarantor has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and the Guarantors taken as a whole. The execution and delivery of this Agreement and the issuance and sale  of  the  Notes  will  be exempt from or  will  not  involve  any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 11B as to the source of funds to be used by it to purchase any Notes.

          10M. Disclosure.. Disclosure.. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any Guarantor which materially adversely affects or in the future may (so far as the
Company   can   now   foresee)   materially   adversely   affect   the
business, property or assets, or financial condition of the Company or any Guarantor and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to any Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

          10N. Investment Company Act.. Investment Company Act.. Investment Company Act. Neither the Company nor NPC International is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          10O. Public Utility Holding Company Act.. Public Utility Holding Company Act.. Public Utility Holding Company Act. Neither the Company nor NPC International is a "holding company"
or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          10P. Environmental Compliance10P. Environmental Compliance10P. Environmental Compliance. The Company and the Guarantors and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and the Guarantors taken as a whole.

          10Q. Funded Debt Agreements.. Funded Debt Agreements.. Funded Debt Agreements. The form of agreements evidencing the Bank Facilities (delivered to Prudential on the date hereof) are true, correct and complete in all respects and there exists no amendments, waivers or other modifications to such agreements except as previously provided to Prudential.

          10R.    Hostile   Tender   Offers10R.       Hostile   Tender
Offers10R. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

          10S.      Subsidiaries.      .         Subsidiaries.       .
Subsidiaries. NPC International has no Subsidiaries except as listed on Schedule 10S (as updated from time to time pursuant to paragraph 7A(viii)).

          11. REPRESENTATIONS OF THE PURCHASER.. REPRESENTATIONS OF THE PURCHASER.. REPRESENTATIONS OF THE PURCHASER.

     Each Purchaser represents as follows:

          11A. Nature of Purchase. Nature of Purchase. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

          11B. Source of Funds. Source of Funds. Source of Funds. All of the funds to be used by such Purchaser to purchase the Notes are assets of an insurance company general account and, if any assets in the general account are, or may be, assets of any "employee benefit plan" within the meaning of Section 3(3) of ERISA, such Purchaser meets the conditions for application of the general exemption in Section I of the Proposed Class Exemption for Certain Transactions Involving Insurance Company General Accounts (59 Fed. Reg. 43134 (1994)).





          12. DEFINITIONS AND ACCOUNTING TERMS.. DEFINITIONS AND ACCOUNTING TERMS.. DEFINITIONS AND ACCOUNTING TERMS.

          12A. Certain Defined Terms.. Certain Defined Terms.. Certain Defined Terms. As used in this Agreement the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acceptance"   shall   have   the   meaning   specified   in
paragraph 3F.

          "Acceptance  Day"  shall  have  the  meaning  specified   in
paragraph 3F.

          "Acceptance Window" shall have the meaning specified in paragraph 3F.

          "Accepted Shelf Note" shall have the meaning specified in paragraph 3F.

          "Acquisition   Agreement"   shall   mean   the   Acquisition
Agreement dated as of March 25, 1996, by and among Seattle Crab Co., NPC International and Skipper's Inc.

          "Affiliate"    shall   mean   any   Person    directly    or
indirectly   controlling,  controlled   by,   or   under   direct   or
indirect common control with, the Company or NPC International, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and poli cies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

          "Available   Facility  Amount"  shall   have   the   meaning
specified in paragraph 3A.

          "Bank Facility" shall mean, together (i) the $185,000,000 Amended and Restated Revolving Credit Agreement, dated the date hereof, among the Company, Texas Commerce Bank National Association, individually and as agent for the institutions party thereto, as amended or otherwise modified from time to time, and (ii) the $15,000,000 Amended and Restated
Revolving Credit Agreement, dated the date hereof between the Company and Texas Commerce Bank National Association, as amended or otherwise modified from time to time.

          "Bankruptcy  Law"  shall  have  the  meaning  specified   in
clause (ix) of paragraph 9A.

          "Business Day" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 3C hereof only, a day on which The Prudential Insurance Company of America is not open for business.

          "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 6B (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 9A, as the context requires.

          "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Guarantor, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "Closing  Day"  for  any  Accepted  Shelf  Note  shall  mean the Business Day specified for the closing of the purchase and sale of such Note in the Request for Purchase of such Note, provided  that  (i)  if  the Acceptance Day for  such  Accepted  Shelf
Note is less than five Business Days after the Company shall have made such Request for Purchase and the Company and the Purchaser which is obligated to purchase such Note agree on an earlier
Business   Day   for  such  closing,  the  "Closing  Day"   for   such
Accepted Shelf Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Shelf
Note is rescheduled pursuant to paragraph 3H, the Closing Day for such Accepted Shelf Note, for all purposes of this Agreement except paragraph 3I(iv), shall mean the Rescheduled Closing Day with respect to such Closing.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Company" shall mean NPC Management, Inc., a Delaware corporation.

          "Confirmation   of  Acceptance"  shall  have   the   meaning
specified in paragraph 3F.

          "Consolidated  Net  Earnings"  shall  mean  for  any  period the net income or net loss of NPC International and its Subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles consistent with those followed in the preparation of the financial statements referred to in paragraph 10B, provided that (i) there shall not be included in calculating such amount (a) any income representing the excess of equity in any Subsidiary at the date of acquisition over the investment in such Subsidiary, (b) any equity in the undistributed earnings of any corporation which is not a Subsidiary, (c) any earnings of any Subsidiary for any period prior to the fiscal year of NPC International in which such Subsidiary was acquired, or (d) any gains resulting from the write-up of assets, (ii) there shall not be included in calculating such amount any gain resulting from the sale of any capital assets other than in the ordinary course of business or any extraordinary or nonrecurring gains, except that such gains may be included only to offset the aggregate amount of losses (net of any tax effect) resulting from the sale of capital assets other than in the ordinary course of business and extraordinary or nonrecurring losses and (iii) for the purposes of calculating Consolidating Net Earnings with respect to the last day of the fiscal  quarter  ending  March  26, 1996,  and  with  respect  to  the last  day  of  each  of  the  next three  successive  fiscal  quarters thereafter, there shall not be included in calculating Consolidated Net Earnings any charges against income in connection with the Skipper's Sale or in connection with the closure or relocation of up to eight Tony Roma's locations during calendar year 1996, which might otherwise be required under such generally accepted accounting principles.

          "Consolidated  Net  Income  Available  for  Fixed   Charges"
for any period shall mean the sum of Consolidated Net Earnings during such period plus (to the extent deducted in determining Consolidated Net Earnings during such period) consolidated (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization, and (iv) operating lease expense.

          "Consolidated Net Worth" shall mean the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock of all classes of NPC International, plus (or minus in the case of a deficit) (ii) the amount of paid in capital plus retained earnings (netting any treasury stock, ESOP obligations or similar contra accounts), whether capital or earned, of NPC International.

          "Current Debt" shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof; provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation,  or  may  be  payable out of the  proceeds  of  a  similar obligation  pursuant  to  the  terms of  such  obligation  or  of  any
such  agreement.   Any  obligation secured by a Lien  on,  or  payable
out  of  the  proceeds  of production from, property  of  the  Company or any Guarantor shall be deemed to be Funded Debt or Current Debt, as the case may be, of the Company or such Guarantor even though such obligation shall not be assumed by the Company or such Guarantor. For purposes of this definition, "borrowed money" shall not include trade accounts payable, accrued expenses or income taxes payable.

          "Current   Maturities  of  Funded  Debt"  shall   mean   any
Funded Debt obligation payable on demand or within a period of one year from the date of determination; provided that an obligation shall not be included herein if such Funded Debt obligation  (i)  is  renewable  beyond  one  year  from  the  date  of determination at the sole election of the Company (or a Guarantor, if applicable) pursuant to the terms thereof, (ii) is created pursuant to a revolving credit or similar agreement which is renewable beyond one year from the date of determination at the sole election of the Company (or a Guarantor, if applicable) pursuant to the terms thereof, or (iii) may be repaid out of the uncommitted proceeds of a revolving credit or similar agreement, the maturity of which is more than one year from the date of determination.

          "Debt" shall mean Funded Debt and/or Current Debt, as the case may be; provided, however, that the term Funded Debt and/or Current Debt, as the case may be, shall not include any of NPC International's obligations under the Indemnification Agreements.

          "Delayed Delivery Fee" shall have the meaning specified in paragraph 3I(iii).

          "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

          "EBITDA" for any period shall mean the sum of Consolidated Operating Income (as defined according to GAAP) during such period, plus (to the extent deducted in determining Consolidated Operating Income during such period) consolidated depreciation and amortization.

          "ERISA"   shall   mean   the  Employee   Retirement   Income
Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Company or NPC International is a member and which is under common control within the meaning of the regulations under
Section 414 of the Code.

          "Event of Default" shall mean any of the events specified in paragraph 9A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Facility"    shall   have   the   meaning   specified    in
paragraph 3A.

          "Facility   Fee"  shall  have  the  meaning   specified   in
paragraph 3I(i).

          "Fixed Charges" shall mean the sum of consolidated (i) interest expense and (ii) operating lease expense, each for the four fiscal quarters most recently ended as of the date of determination, and (iii) Current Maturities of consolidated Funded Debt of the Company and all Guarantors as of the end of the fiscal quarter most recently ended as of the date of determination.

          "Franchise    Agreement"   shall    mean    any    franchise
agreement,   license  or  other  permit  necessary   to   permit   the
Company or any Guarantor to operate under the name "Pizza Hut".

          "Funded    Debt"    shall   mean   and    include    without
          duplication,

          (i) any obligation payable more than one year from the date of creation thereof, which under generally accepted accounting  principles  is  shown  on  the  balance  sheet  as  a liability (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation),

          (ii) indebtedness payable more than one year from the date of creation thereof which is secured by any Lien on property owned by the Company or any Guarantor, whether or not the indebtedness secured thereby shall have been assumed by the Company or such Guarantor,

          (iii) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person,

          (iv) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses,

          (v) obligations under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered,

          (vi) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract
     (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor,

          (vii) obligations under any contract for the sale or use of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person,

          (viii) obligations under any other contract which, in economic effect, is substantially equivalent to a guarantee, and

          (ix) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA,

     all   as   determined  in  accordance  with  generally   accepted
     accounting principles.

          "Guarantors" shall mean NPC International and all existing and future Subsidiaries of the Company or NPC
International  who,  at  any  time,  is  a  party  to   the   Guaranty
Agreement, collectively, and references to a "Guarantor" shall mean any of such entities individually.

          "Guaranty   Agreement"  shall  mean  that   certain   Master
Guaranty executed and delivered by the Guarantors on the date hereof.

          "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Shelf Note, the United States Treasury Note or Notes whose duration (as reasonably determined by Prudential) most closely matches the duration of such Accepted Note.

          "Hostile  Tender  Offer" shall mean,  with  respect  to  the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

          "Indemnification   Agreements"  shall  mean,   collectively,
the Lease Indemnification Agreement and the Liability Assumption Agreement, as those agreements are defined and identified in the Acquisition Agreement.

          "Initial Closing" shall have the meaning specified in paragraph 2B.

          "Initial   Date   of   Closing"  shall  have   the   meaning
specified in paragraph 2B.

          "Issuance Period" shall have the meaning specified in paragraph 3B.

          "Joinder   Agreement"  shall  mean  the  Joinder   Agreement
referenced   in,   and  attached  as  Exhibit  A  to,   the   Guaranty
Agreement.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement encumbering property.

          "Multiemployer  Plan"  shall  mean  any  plan  which  is   a
"multiemployer   plan"   (as  such  term   is   defined   in   section
4001(a)(3) of ERISA).

          "New Shelf Notes" shall have the meaning specified in paragraph 1C.

          "Notes"   shall  mean  all  senior  notes  issued   by   the
Company pursuant to this Agreement, including the Shelf Notes and each note delivered in substitution or exchange thereof.

          "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

          "Original   Note   Agreement"   shall   have   the   meaning
specified in the recitals hereto.

          "Original Shelf Notes" shall have the meaning specified in the recitals and paragraph 1A.

          "Permitted Guaranty Debt" shall mean any Debt evidenced by the Guaranty Agreement and, so long as the Sharing Agreement is in effect and the beneficiary of such guaranty agreement is a party to the Sharing Agreement, (i) any Debt evidenced by any guaranty agreement given by any Guarantor in favor of any holder of any Debt described on Schedule 8(C)(2) attached hereto, and
(ii) any Debt evidenced by any guaranty agreement given by any Guarantor in favor of any holder of any Debt that may be incurred in the future pursuant to, and in accordance with the terms and conditions of, paragraph 8C(2)(a)(v) whereby such Guarantor guarantees the payment of all principal, interest and other amounts, if any, payable in respect of such Debt.

          "Person"   shall   mean  and  include   an   individual,   a
partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Plan" shall mean an "employee pension benefit plan" (as defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or NPC International or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in section 414(b) or (c) of the Code.
          "Priority   Debt"  shall  have  the  meaning  specified   in
paragraph 8C(1).

          "Pro Forma EBITDA" shall mean EBITDA provided, however, for the purpose of calculating Pro Forma EBITDA (i) with respect to the last day of the fiscal quarter ending March 26, 1996, and with respect to the last day of each of the next three successive fiscal quarters thereafter, Pro Forma EBITDA shall be calculated without regard for any charges against income in connection with the Skipper's Sale or in connection with the closure or relocation of up to eight Tony Roma's locations during calendar year 1996, which might otherwise be required under GAAP and (ii) with respect to any Pizza Hut or Tony Roma's restaurant acquired (the "Acquisition Target"), EBITDA of the Acquisition Target for
each full fiscal quarter included in the applicable Computation Period prior to such acquisition (including the fiscal quarter during which it was acquired) shall be included without duplication and reasonably adjusted for tangible operational changes due to field expense differentials, royalty payments to be made to Pizza Hut, Inc., contractual rent payments on real estate and equipment and general and administrative cost differences (collectively, the "Acquisition Adjustments"). Prior to, and in connection with, the calculation of Pro Forma EBITDA, the Company shall provide each Purchaser with appropriate documentation, certified by an authorized financial officer of the Company, supporting the reasonableness of the Acquisition Adjustments.

          "Prudential"    shall   mean   The   Prudential    Insurance
Company of America.

          "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

          "Prudential Documents" shall mean this Agreement, the Notes, the Guaranty Agreement, each Joinder Agreement and any and all agreements or instruments now or hereafter executed and delivered by the Company, any Guarantor or any other person guaranteeing, securing or otherwise supporting payment or performance of the Notes, this Agreement or any other Prudential Document, as they may be modified or amended from time to time in accordance with the terms and provision thereof.

          "Purchasers"  shall  mean,  with  respect  to  any  Accepted
Shelf   Notes   the  Persons,  either  Prudential  or   a   Prudential
Affiliate, who are purchasing such Accepted Shelf Notes.

          "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by
(i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical
Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

          "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Request for Purchase" shall have the meaning specified in paragraph 3D.

          "Required Holder(s)" shall mean, (i) the holder or holders of at least 66-2/3% of the aggregate principal amount of all Notes outstanding at the time of determination, or (ii) with respect to the decision to accelerate a Series of Notes under paragraph 9A the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes of such Series outstanding at such time.

          "Required Prepayment" shall have the meaning specified in paragraph 6A.

          "Rescheduled   Closing   Day"   shall   have   the   meaning
specified in paragraph 3H.

          "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

          "Restructuring" shall have the meaning specified in the recitals hereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Series"  shall  have  the meaning  specified  in  paragraph
     1C.

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 6B or is declared to be immediately due and payable pursuant to paragraph 9A, as the context requires.

          "Sharing   Agreement"  shall  mean  that   certain   Sharing
Agreement executed and delivered as of the date hereof, substantially in the form of Exhibit F attached hereto, as amended from time to time.

          "Shelf   Notes"   shall  have  the  meaning   specified   in
paragraph 1C.

          "Skipper's Sale" shall mean NPC International's sale of the common stock of Skipper's, Inc. in accordance with all of the terms and conditions of the Acquisition Agreement.

          "Significant  Holder"  shall mean (i)  Prudential,  so  long as Prudential or any Prudential Affiliate shall hold (or be committed under this agreement to purchase) any Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

          "Subsidiary" shall mean any corporation, limited liability company, general partnership or limited partnership organized under the laws of any state of the United States of America, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada, and all of the stock (or other ownership interests) of every class of which, except directors' qualifying shares shall, at the time as of which any determination is being made, be owned by the Company or NPC International either directly or through Subsidiaries.

          "Substantial Stockholder" shall mean (i) any Person owning, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, 5% or more of the outstanding voting stock of NPC International, or (ii) any Person related by blood, adoption or marriage to any Person coming within the provisions of clause (i) of this definition.

          "Termination Event" shall mean (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Company or NPC International or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Transferee"   shall   mean   any   direct    or    indirect
transferee   of  all  or  any  part  of  any  Note  purchased   by   a
Purchaser under this Agreement.

          "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the
Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

          12B.       Accounting      Principles,       Terms       and
Determinations12B.      Accounting     Principles,      Terms      and
Determinations12B. Accounting Principles, Terms and Determinations. All unaudited financial statements required to be furnished hereunder shall be prepared in accordance with generally accepted accounting principles applied on a basis
consistent  with  the  most  recent  audited  consolidated   financial
statements of NPC International and its Subsidiaries delivered pursuant to clause (ii) of paragraph 7A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 10B. Except as provided above, all references in this Agreement to "generally
accepted   accounting  principles"  shall  be  deemed  to   refer   to
generally accepted accounting principles in effect in the United States as of the date hereof and applied on a basis consistent with NPC International's audited financial statements for the fiscal year ended March 26, 1996. All certificates and reports as to financial matters required to be furnished hereunder shall be prepared so as to illustrate in reasonably detail all adjustments between the generally accepted accounting principles used in NPC International's financial statements provided pursuant to paragraph 7A and the generally accepted accounting principles used herein.

          13.            MISCELLANEOUS..               MISCELLANEOUS..
MISCELLANEOUS.

          13A.    Note   Payments..       Note   Payments..       Note
Payments. So long as any Purchaser shall hold any Note, the Company will make payments of principal thereof and Yield-
Maintenance Amount, if any, and interest thereon, which comply with the terms of this Agreement, not later than 12:00 noon (New York City time) on the day when due by wire transfer of immediately available funds for credit to such Purchaser's account or accounts as specified in the Information Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwith standing any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 13A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 13A.

          13B.    Expenses..       Expenses..        Expenses.     The
Company   agrees,   whether  or  not  the  transactions   contemplated
hereby shall be consummated, to pay, and save Prudential, any Prudential Affiliate and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions (other than such costs and expenses associated with or resulting from the resale of the Notes), including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by Prudential in connection with this Agreement and the transactions contemplated hereby, and all document production and duplication charges and the fees and expenses of any counsel or special counsel engaged by Prudential or any Transferee in connection with any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) to the extent permitted by applicable law, the costs and expenses, including reasonable attorneys' fees, incurred by Prudential or any Transferee in enforcing any rights against the Company under this Agreement or the Notes (whether in the contest of civil action, adversary proceeding workout or otherwise) or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions  contemplated  hereby or by  reason  of  Prudential,  any
Prudential Affiliate or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 13B shall survive the transfer of any Note or portion thereof or interest therein by Prudential, any Prudential Affiliate or any Transferee and the payment of any Note.

          13C. Consent to Amendments.. Consent to Amendments.. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission  to  act,  of  the Required Holder(s)  except  that,  without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Note, or affect the time, amount or allocation of any required prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 13C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          13D. Form, Registration, Transfer and Exchange of Notes; Lost Notes.. Form, Registration, Transfer and Exchange of
Notes;  Lost  Notes..  Form, Registration, Transfer  and  Exchange  of
Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of  the  Company,  the  Company shall, at  its  expense,  execute  and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute  and  deliver  the  Notes  which  the  holder  making  the  ex
change   is   entitled  to  receive.   Every  Note   surrendered   for
registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.
Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

          13E. Persons Deemed Owners; Participations.. Persons Deemed Owners; Participations.. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

          13F.  Survival  of  Representations and  Warranties;  Entire
Agreement..     Survival  of Representations  and  Warranties;  Entire
Agreement.. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of such Purchaser or any Transferee until such time as all principal of, interest and Yield-Maintenance Amount (if any) on, the Notes have been paid in full. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between Prudential and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

          13G.  Successors  and  Assigns..  Successors  and  Assigns..
Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

          13H. Disclosure to Other Persons; Confidentiality.. Disclosure to Other Persons; Confidentiality.. Disclosure to Other Persons; Confidentiality. The Company acknowledges that
the   holder  of  any  Note  may  deliver  copies  of  any   financial
statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Guarantor in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii)
any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such holder,
(vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal
process,  (c)  in  connection  with  any  litigation  to  which   such
holder is a party, (d) in order to protect such holder's investment in such Note or (e) to correct any false or misleading information which may become public concerning the relationship with such holder to the Company or any Guarantor.

Except as provided in the previous sentence, each holder agrees that it will use its best efforts to hold in confidence and not to disclose the Confidential Information. As used herein "Confidential Information" means copies of any financial statements and other documents delivered to such holder, and any other information disclosed to such holder, by or on behalf of the  Company  or  any  Guarantor in connection  with  or  pursuant  to this Agreement, but does not include information (i) which was publicly known or otherwise known to such holder, at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission of such holder, or (iii) which otherwise becomes known to such holder, other than through disclosure by the Company or any Guarantor.

          13I. Notices.. Notices.. Notices. All notices or other communications provided for hereunder (except for the telephonic notice required by paragraph 6D) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) or telecopy (with receipt confirmed by the recipient) and, (i) if to Prudential, addressed to it at the address specified for such communications in the Information
Schedule attached hereto, or at such other address as it shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 720 W. 20th Street, Pittsburg, Kansas 66762, Attention: Chief Financial Officer (telecopy number (316) 231-1188), or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other reasonable means either to the Company at its address specified above or to any officer of the Company.

          13J. Descriptive Headings.. Descriptive Headings.. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          13K.      Satisfaction     Requirement..        Satisfaction
Requirement..    Satisfaction   Requirement.    If   any    agreement,
certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any  Purchaser  or  to  the  Required Holders,  the  determination  of such satisfaction shall be made by such Purchaser or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of such Purchaser or the Required Holders, as the case may be, making such determination.

          13L. Governing Law.. Governing Law.. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF KANSAS.

          13M. Integration.. Integration.. Integration. This Agreement may not be changed orally, but (subject to the provisions of paragraph 13C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT, TOGETHER WITH ALL OTHER WRITTEN AGREEMENTS BETWEEN PRUDENTIAL AND THE COMPANY, IS THE FINAL EXPRESSION OF THE NOTE AGREEMENT
BETWEEN PRUDENTIAL AND THE COMPANY, AND SUCH WRITTEN NOTE AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF A CONTEMPORANEOUS ORAL AGREEMENT BETWEEN
PRUDENTIAL AND THE COMPANY. ANY ADDITIONAL NON-STANDARD TERMS OF THIS AGREEMENT BETWEEN PRUDENTIAL AND THE COMPANY INCLUDING THE REDUCTION TO WRITING OF A PREVIOUS ORAL AGREEMENT BETWEEN PRUDENTIAL AND THE COMPANY ARE SET FORTH IN THE SPACE BELOW:

                              None

          NO  UNWRITTEN  ORAL  AGREEMENT BETWEEN  PRUDENTIAL  AND  THE
COMPANY EXISTS.

          13N. Maximum Interest Payable.. Maximum Interest Payable.. Maximum Interest Payable. The Company, any Purchaser and any other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any
Guarantor   nor   any  other  party  liable  or   to   become   liable
hereunder, under the Notes, any guaranties or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph shall control over all other provisions of this Agreement, the Notes, any guaranties  or  any  other instrument pertaining  to  or  relating  to the transactions herein contemplated. If any amount of interest taken or received by any Purchaser or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by any Purchaser or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by such Purchaser or such holder, respectively. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement. "Applicable law" as used in this paragraph means that law governing this Agreement in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated and"maximum rate" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

          13O. Counterparts; Fax.. Counterparts; Fax.. Counterparts; Fax. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may be executed and delivered by fax or other electronic transmission.

          13P. Payments Due on Non-Business Days13P. Payments Due on Non-Business Days13P. Payments Due on Non-Business Days.
Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

          13Q.    Agreement    of    NPC   International    and    its
Subsidiaries..    Agreement    of   NPC    International    and    its
Subsidiaries.. Agreement of NPC International and its Subsidiaries. By its execution and delivery hereof, NPC International agrees to perform, and cause each Subsidiary to perform, each obligation hereunder which the Company has agreed to cause NPC International and such Subsidiaries to perform, and further agrees to not take any action which the Company has agreed to not permit NPC International or any such Subsidiary to take.

                       [Signatures follow]
               IN WITNESS WHEREOF, the parties have executed this Agreement in multiple copies, each of which shall constitute on original copy, to be effective as of the date first written above.

                                        Very truly yours,

                                        NPC Management, Inc.


                                        By______________________________
                                            Title:


                                        NPC International, Inc.


                                        By______________________________
                                            Title:



     The foregoing Agreement is
     hereby accepted as of the
     date first above written.

     The Prudential Insurance Company
       of America


     By______________________________
        Vice President